CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in this Pre-Effective Amendment to Registration Statement File No. 333-276763 on Form S-3 of our report dated February 29, 2024, relating to the financial statements of Brighthouse Life Insurance Company, appearing in the Annual Report on Form 10-K of Brighthouse Life Insurance Company for the year ended December 31, 2023. We also consent to the reference to us under the heading “Independent Registered Public Accounting Firm” in the Prospectuses, which are part of such Registration Statement.
/s/ DELOITTE & TOUCHE LLP
Charlotte, North Carolina
June 6, 2024